EXHIBIT 31.3

CERTIFICATIONS PURSUANT TO

RULE 13a-14(a) OR RULE 15d-14(a),

AS ADOPTED PURSUANT TO

RULE 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael T. Prior, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of ATN International, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2020	By:	/s/ Michael T. Prior
Michael T. Prior
President and Chief Executive Officer